UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

BRANCHOUT FOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41723	87-3980472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 SE Davis Avenue, Bend Oregon	97702
(Address of principal executive offices)	(Zip Code)

(844) 263-6637

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BOF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously reported, on August 28, 2026, BranchOut Food Inc., a Nevada corporation, (the “Company”) closed a public offering of 820,588 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $3.40 per share, less underwriting discounts and commissions, pursuant an underwriting agreement (the “Underwriting Agreement”) between the Company and Lake Street Capital Markets LLC as the representative of the underwriters named therein (the “Representative”). Pursuant to the Underwriting Agreement, the Representative was granted an option (the “Over-Allotment Option”), for a period of 30 days, to purchase from the Company up to 123,088 additional shares of Common Stock (the “Option Shares”), at the same price per share, to cover over-allotments, if any.

On August 31, 2028 the Company completed the sale of the Option Shares upon exercise by the Representative of the Over-Allotment Option, resulting in additional gross proceeds to the Company in the amount of approximately $418,500, before deducting underwriting discounts and commissions and offering expenses.

On August 31, 2026, the Company issued a press release announcing the exercise of the Over-Allotment Option, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits 99.1	Press Release dated August 31, 2026
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BranchOut Food Inc.

Date: August 31, 2026	By:	/s/ Eric Healy
Eric Healy, Chief Executive Officer

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